CytoSorbents Reports Temporary Change of Stock Trading Symbol

MONMOUTH JUNCTION, NJ--(December 5, 2014) - CytoSorbents Corporation (OTCQB: CTSOD; OTCQB: CTSO), a critical care immunotherapy company specializing in blood purification to treat life-threatening illnesses, notified shareholders that as a result of the shareholder approved 25:1 reverse stock split that went into effect on December 3, 2014, CytoSorbents’ common stock began trading on a split adjusted basis in the OTCQB Marketplace on Friday, December 5, 2014, under the temporary stock trading symbol, “CTSOD”, with the “D” added to signify that the reverse stock split has occurred. The common stock will trade for 20 days under this new trading symbol, and will then revert back to “CTSO”. The common stock has a new CUSIP number, 23283X 206.

The reverse split is part of the Company’s plan to up-list to the NASDAQ Capital Market. The Company has submitted its application to NASDAQ and is awaiting approval. If approved, CytoSorbents will trade on the NASDAQ with the stock trading symbol “CTSO”. However, there can be no assurances that the Company will ultimately receive approval of its application.

About CytoSorbents Corporation

CytoSorbents Corporation is a critical care focused immunotherapy company using blood purification to control severe inflammation -- with the goal of preventing or treating multiple organ failure in life-threatening illnesses. Organ failure is the cause of nearly half of all deaths in the intensive care unit, with little to improve clinical outcome. CytoSorb®, the Company's flagship product, is approved in the European Union as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. CytoSorbents has numerous products under development based upon this unique blood purification technology, protected by 32 issued US patents and multiple applications pending, including HemoDefend™, ContrastSorb, DrugSorb, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com/.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2014, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Company Contact:
CytoSorbents Corporation
Dr. Phillip Chan, MD, PhD
Chief Executive Officer
(732) 329-8885 ext. *823
pchan@cytosorbents.com

Investor Contact:
CytoSorbents Corporation

Amy Vogel

(732) 329-8885 ext. *825

avogel@cytosorbents.com